Exhibit 10.1

PROMISSORY NOTE

$500,000	Freemont, California
August 12, 2005

FOR VALUE RECEIVED, the undersigned, CARDIMA, INC., a Delaware corporation, promises to pay to the order of APIX INTERNATIONAL LIMITED (“Apix”) at Flat 2A, Palm Court, 55 Robinson Road, Mid-Levels, Hong Kong, SAR, China or at such other place as the holder of this Promissory Note (this “Note”) may from time to time designate, the principal sum of Five Hundred Thousand Dollars ($500,000) with interest on the unpaid principal balance from time to time outstanding at the rate of ten percent (10%) per annum until paid, commencing on the date hereof, computed on the basis of a 365 day year for the actual number of days outstanding. Principal and interest under this Note shall be due and payable in full on or before August 29, 2005, on which day all principal then remaining unpaid and all accrued but unpaid interest shall be payable in full.

The undersigned further agrees that the proceeds of this Note shall be used solely for the repayment of all obligations of the undersigned to Agility Capital, LLC (“Agility”) until all such obligations have been repaid in full. Within three (3) business days of the date of this Note, the undersigned shall deliver evidence in form and substance reasonably satisfactory to Apix that all obligations of the undersigned to Agility have been repaid in full and that all liens of Agility encumbering any assets of the undersigned have been released.

The undersigned further agrees that time is of the essence and that in the event payment of principal or interest due under this Note is not made when due the outstanding principal balance hereof shall immediately bear interest at the rate of eighteen percent (18%) per annum for so long as such event of default continues.

All agreements between the undersigned and the holder of this Note are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance, or otherwise, shall the amount paid or agreed to be paid to the holder hereof for the use or forbearance of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. If, from any circumstances whatsoever, the performance of any provision of this Note or any instrument securing this Note or any other agreement referred to herein, would cause such limit to be exceeded, then, ipso facto, the obligation to be fulfilled shall be reduced to such limit, and if from any circumstances whatsoever the holder hereof ever receives as interest an amount which would exceed the highest lawful rate, the amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between the undersigned and the holder hereof.

Each of the following shall constitute an event of default (each, an “Event of Default”) under this Note:

(1) Nonpayment or Nonperformance. (a) Failure to pay when due any payment of principal, interest or expenses due hereunder; or (b) failure in the performance or observance of any of the terms or conditions of this Note, any mortgage, deed of trust, security agreement or other agreement securing, guaranteeing or otherwise pertaining to this Note after giving effect to any applicable curative period which may be contained therein; or

(2) Adverse Judgments. The rendering of a judgment or judgments for payment of money aggregating in excess of $40,000 against any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, which remains unvacated, unbonded or unstayed for a period of ten (10) days unless otherwise consented to by Apix.

(3) Certain Transfers. Any transfer of property by any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, under circumstances which would entitle a trustee in bankruptcy or similar fiduciary to avoid such transfer under the Federal Bankruptcy Code, as amended, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing;

(4) Bankruptcy. The commencement of proceedings in bankruptcy or for the reorganization of any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, or the readjustment of any of the debts of any of the foregoing parties, under the Federal Bankruptcy Code, as amended, or any party thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, by any of the foregoing parties, or against any of the foregoing parties;

(5) Appointment of Receiver. The appointment of a receiver, trustee or custodian for any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, or for any substantial part of the assets of any of the foregoing parties, or the institution of proceedings for the dissolution or the full or partial liquidation of any of the foregoing parties, or the discontinuance of the business or the material change in the nature of the business of any foregoing parties;

(6) Dissolution. The liquidation, termination or dissolution of the undersigned

(7) Liens on Intellectual Property. The filing of any legal proceeding by any third party to obtain a lien, levy or writ of attachment or garnishment upon any or all of the undersigned’s intellectual property or to affect any of the undersigned’s intellectual property by other legal process;

(8) Deterioration of Intellectual Property. The occurrence of any deterioration, depreciation, destruction or impairment of the condition or value of the undersigned’s intellectual property, or any part thereof, which would have a Material Adverse Effect. For purposes hereof, “Material Adverse Effect” means any material adverse effect on the intellectual property, business, operations, financial condition, assets, liabilities or capitalization of the undersigned, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith; or

(9) Misrepresentation. Should any representation or warranty of the undersigned contained herein or delivered to Apix in connection herewith or contained in any other agreement between the undersigned and Apix prove to be false or misleading.

At the option of the holder hereof exercised by written notice to the undersigned, this Note shall become immediately due and payable upon the occurrence at any time of any of the events of default listed in items (1) and (2) above. This Note shall automatically become due and payable, without notice or demand and without the need for any action or election by the holder hereof, upon the occurrence at any time of any of the events of default listed in items (3) through (9) above.

The undersigned agrees that it shall provide prompt written notice to Apix in the manner provided in Section 14 of the Security Agreement of even date herewith between the undersigned and Apix, in the event that the undersigned receives any written or oral notice, claim, demand or other communication by any third party asserting any ownership interest in or claim to, or with respect to seeking to obtain a lien, levy or writ of attachment or garnishment upon, any the undersigned’s intellectual property, and the extent applicable, a copy of such communication.

If this Note or any installment of principal or interest is not paid when due, whether at maturity or by acceleration, the undersigned promises to pay all costs of collection, including without limitation, actual attorneys’ fees, and all expenses in connection with the protection or realization of the collateral securing this Note or the enforcement of any guaranty hereof incurred by the holder hereof on account of such collection, whether or not suit is filed hereon or thereon; such costs and expenses shall include, without limitation, all costs, expenses and attorneys’ fees actually incurred by the holder hereof in connection with any insolvency, bankruptcy, arrangement or other similar proceedings involving the undersigned, or involving any endorser or guarantor hereof, which in any way affects the exercise by the holder hereof of its rights and remedies under this Note or under any mortgage, deed of trust, security agreement, guaranty or other agreement securing or pertaining to this Note. As used herein, “actual attorneys’ fees” or “attorneys’ fees actually incurred” means the full and actual cost of any legal services actually performed in connection with the matter for which such fees are sought calculated on the basis of the usual fees charged by the attorneys performing such services, and shall not be limited to “reasonable attorneys’ fees” as that term may be defined in statutory or decisional authority.

The principal of this Note may be prepaid in whole or in part; provided however that all accrued interest on the amount to be prepaid and all late charges payable hereunder are also paid at such time, and provided, further, that the holder has received 2 days prior written notice of the undersigned’s intention to make such prepayment. Such prepayments will be applied to the final payment of principal under this Note or the principal components of the remaining payments under this Note, in the order or inverse order of maturity, all as the holder hereof may determine.

No single or partial exercise of any power hereunder or under any mortgage, deed of trust, security agreement or other agreement securing this Note shall preclude other or further exercise thereof or the exercise of any other power. The holder hereof shall at all times have the right to proceed against any portion of the security held herefor in any such order and in any such manner as the holder may deem fit, without waiving any rights with respect to any other security. No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. The release of any party liable on this Note shall not operate to release any other party liable hereon. The acceptance of any amount due and payable hereunder shall not operate as a waiver with respect to any other amount then owing and unpaid.

Presentment, demand, protest, notices of protest, dishonor and nonpayment of this Note and all notices of every kind are hereby waived by all parties to this Note, whether the undersigned, principal, surety, guarantor or endorser, except as provided herein. To the extent permitted by applicable law, the defense of the statute of limitations is hereby waived by the undersigned.

Principal and interest evidenced hereby are payable only in lawful money of the United States. The receipt of a check shall not, in itself, constitute payment hereunder unless and until paid in good funds.

This Note is to be governed by and construed in accordance with the laws of the State of California except to the extent United States federal law permits the holder to contract for, charge or receive a greater amount of interest. In any action brought under or arising out of this Note, the undersigned hereby consents to the in personam jurisdiction of any state or federal court sitting in Los Angeles, California waives any claim or defense that such forum is not convenient or proper, and consents to service of process by any means authorized by California law.

THE UNDERSIGNED HEREBY WAIVES, AND COVENANTS THAT THE UNDERSIGNED WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE, THE SUBJECT MATTER HEREOF OR ANY DOCUMENT RELATING HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR IN TORT OR OTHERWISE.

CARDIMA, INC.

/s/ Gabriel B. Vegh
Gabriel B. Vegh, Chief Executive Officer

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